Exhibit  10.2

                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of the 1st day of November 2002, between HUMANA TRANS SERVICES GROUP, LTD., a Delaware Corporation, with principal offices at 150 Broadhollow Road Suite 103, Melville, New York 11747 (hereinafter referred to as the "Company") and Kevin Whitmore, residing at 7466 New Ridge Road, Hanover, Maryland (herein referred to as "KW").

                                   WITNESSETH:

     WHEREAS, the Company desires to formalize its relationship with KW and KW wishes to formalize his relationship with the Company; and

     WHEREAS, KW has the requisite experience, background and skills, and is willing to formalize his relationship with the Company on the terms and subject to the conditions contained herein.

     NOW,  THEREFORE,  the  parties  have  agreed  to  the  following:

1.     Employment.     The  Company  hereby  employs KW, and KW hereby agrees to
       ----------
enter into the agreement with the Company, as President, and Chief Executive Officer ("CEO") of the Company.

2.     No  Breach  of Obligations.     KW represents and warrants to the Company
       --------------------------
that he has the requisite skills and experience, and has proven his values and abilities to the Company, and is ready, willing and able to perform those duties attendant to the position for which he is hired and that his entry into this Agreement with the Company does not constitute a breach of any agreement with any other person, firm or corporation, nor does any prior agreement between KW and any person, firm or corporation contain any restriction or impediment to the ability of KW to perform those duties for which he was hired, or which may be assigned to, or reasonably expected of him.

3.     Services.     During the full term of this Agreement, KW shall perform to
       --------
the best of his abilities the following services and duties, in such manner and at such times as the Company may direct, the following being included by way of example and not by way of limitations:

     a) KW will be available to discuss all company matters that are presented to him, within a reasonable time;
     b) KW shall aid and assist in guiding the Company's national Marketing Program in cooperation with the Board of Directors and Officers of the Company;
     c) KW shall, in cooperation with the Company's financial relations, public relations and investor relations firms(s), keep the Company's shareholders, and the brokerage community updated from time to time as to the Company's progress;
     d) KW shall consult with and advise the officers of the Company, either orally or at the request of the Company, in writing, to such matters as he, the President, shall deem necessary to discuss relating to the management and operations of the Company; and
     e) KW shall be responsible for such other duties and responsibilities as necessary to fulfill his duties President and CEO.

4     Exclusivity.     KW  agrees that during the term of this Agreement he will
      -----------
impart and devote the necessary time, energy, skill and attention to the performance of his duties hereunder. This paragraph shall not exclude KW from devoting part of his time to other firms, as long as they are in non-competitive fields of endeavor, or making investments in business ventures outside the general area of the Company.

5.     Place  of  Performance.     KW agrees to perform his duties hereunder and
       ----------------------
agrees to the extent that it has been determined necessary and advisable, in the discretion of the President and CEO, to travel to any place in the United States, or to a foreign country, where his presence is or may reasonably be required for the performance of his duties hereunder.

6.     Compensation.     The  Company  hereby  agrees  to  compensate KW; and KW
       ------------
hereby accepts for the performance of the services of President and CEO as indicated below:

     a)     Fees.     Subject  to review and upward adjustment from time to time
            ----
by the Board of Directors, the Company shall pay to KW and annual fee of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), during the first year of this Agreement. During the second through final year of this Agreement, KW's fee shall increase at least five percent (5%) per year, or a percentage above 5% as directed and approved by the Board of Directors. Such fees shall be payable in accordance with the regular payroll practices of the Company, and shall not be less than the total compensation package to any of its Officers or Directors;

     b)     Stock:     The  issuance  of 2,000,000 shares of Common Stock of the
            -----
Company, fully paid and non-assessable, in consideration of the time and effort put forth by KW.

     c)     Bonus.     KW shall be entitled to participation in a bonus or other
            -----
incentive compensation, profit sharing or retirement plan that the Company may institute, or make generally available to its executives;

     d)     Insurance  and  Medical Benefits.     The Company shall maintain and
            --------------------------------
pay disability income and life insurance along with medical insurance benefits for KW equal to those available to its executive from time to time;

     e)     Automobiles.     KW shall be entitled to the use of an automobile in
            -----------
the class of a Lincoln Town Car as well as gas and repair costs for such vehicle;

     f)     Stock Options.     KW shall have the right to enter into a Agreement
            -------------
with the Company for the Option to purchase additional Shares of Stock, as determined by the Board of Directors; and

     g)     Other.     KW shall be entitled to any other benefits as approved by
            -----
the  Board  of  Directors

7.     Representation  and  Warranties  of  KW.     By  virtue  of his execution
       ---------------------------------------
hereof, and in order to induce the Company to enter into this Agreement, KW hereby represents and warrants, as follows:

     a) KW is not presently actively engaged in any business, employment or venture, which is, or may be, in direct conflict with the business of the Company;
     b) KW has full power and authority to enter this Agreement with the Company and to perform in the time and manner contemplated; and
     c) KW is in good health and is not aware of any material medical conditions that will act as a bar to the Company's obtaining "Key Man" and/or disability income insurance policy on his life, should the Company so elect;
     d) KW's compliance with the terms and conditions of this Agreement, in the time and the manner contemplated herein, will not conflict with any instrument or agreement pertaining to the transaction contemplated herein, and will not conflict in, result in a breach or, or constitute a default under any instrument to which he is a party;
     e) KW represents that he shall devote his best efforts to the success of the Company.

8.     Representation  and  Warranties  of  the  Company.     By  virtue  of the
       -------------------------------------------------
execution of this Agreement, the Company hereby represents and warrants to KW as follows:

     a) The Company and KW agree that KW shall receive reimbursement for all reasonable expenses incurred by KW in connection with the performance of his duties hereunder subject to compliance with the Company's procedures; and the Company shall pay to KW directly, or reimburse KW for all other reasonable necessary and proven expenses and disbursements incurred by KW for and on behalf of the Company in the performance of the KW's duties during the term of this Agreement.

9.     Vacations.     During  the  term  of  this  Agreement, KW shall receive a
       ---------
minimum of three (3) weeks vacation per year, or more at the approval of the Board of Directors.

10.     Proprietary  Rights.     KW  shall  at  no  time  before  or  after  the
        -------------------
termination of his employment hereunder use or divulge or make known to anyone without the express written consent of the Board of Directors of the Company (except to those duly authorized by the Company to have access thereto), any marketing systems, programs or methods, customer or client lists, computer programs configurations, systems or procedures, ideas, formulae, inventions, discoveries, improvements, secrets, processes or technical, or other information of the Company, or any accounts, customer or client lists, transactions or business affairs of the Company. All ideas, marketing systems, computer programs, configurations, system or procedures, program or methods, formulae, inventions, discoveries, improvements, secrets or processes, whether or not patentable or copyrightable, made or developed by KW during the term of this Agreement, or within three (3) years after its expiration or termination, and relating to the business of the Company, shall be the exclusive right of the Company, whether or not any claim of KW to compensation under Paragraph 6 hereof has been, or will be satisfied, and KW agrees to provide the Company at its request and expense such instruments and evidence as it may reasonably request to perfect, enforce and maintain the Company's right to such property. At the conclusion of his employment by the Company, KW shall forthwith surrender to the Company all letters, brochures, agreements and documents of every character relating to the business affairs and properties of the Company then in his possession and shall not, without the Company's prior written consent retain or disclose any copies thereof.

11.     Disability.     If during the term of this Agreement, and any additional
        ----------
terms, and in the opinion of the Board of Directors, as confirmed by competent medical evidence, KW shall become physically or mentally incapacitated to perform his duties for the Company for a continuous period, then for the first six (6) months of such period, KW shall receive his full compensation and for the remainder of such period (but in no event beyond the termination date of this Agreement, or any subsequent additional term), KW shall receive seventy-five percent (75%) of his compensation. KW hereby agrees to submit himself for appropriate medical examination by his personal physician as necessary. The obligations of the Company shall be satisfied, in whole or in part, by payments to KW under disability insurance provided by the Company. If no such insurance shall have been obtained by the time that an event of disability occurs, then no payments shall be due KW hereunder.

12.     Competition.     a)     During  the  term of this Agreement, or upon the
        -----------
termination of his employment, whichever event shall occur earlier, and for a period of twelve (12) consecutive months thereafter, KW shall not, without the prior written consent of the Company engage, either as a Consultant, Agent, Proprietor, Officer, Director, Partner or majority stockholder in the business directly related to that of the Company.

     b) KW further covenants that during the stated term of this agreement, and for the twelve (12) month period thereafter, whichever shall occur earlier, he will not solicit any clients or customers known by him to be clients or customers of the Company for competitive business. The foregoing restrictions shall not apply to a termination of KW's employment by the Company without Cause, or a termination of the employment by KW because of a breach of the Agreement by the Company.

13.     Term and Termination.     This Agreement shall be deemed to be effective
        --------------------
as of the date indicated above and shall continue in full force and effect until the last day of the December, 2005, unless sooner terminated as hereunder set forth. This Agreement shall automatically be renewed for an additional period of three (3) years, unless the Board of Directors determines not to renew this Agreement, KW notifies the Board of Directors of his desire not to renew the Agreement, or the Company reaches a new agreement with KW.

          The Company herein acknowledges that KW, has been instrumental in structuring, and developing the business of the Company. The Company also acknowledges that KW continues to be a major asset to the Company during its stage of development to become a National Company.

     a)     Termination  by  the  Company  for  Cause.
            -----------------------------------------

          1) The Company may terminate KW's employment for Cause. Upon such termination the Company shall have no further obligations to KW, except for compensation, or other benefits due, but not yet paid.

          2) "Cause" shall mean: (i) KW's willful and continued failure substantially to perform his duties with the Company (other than as a result of KW's incapacity due to illness or injury), if KW is not then acting in the best interests of the Company, as determined by the Board of Directors, or (ii) KW's wilful engagement in misconduct which is materially injurious to the Company, monetary or otherwise.

          3) Termination for Cause shall be effectuated only if: (i) the Company has delivered to KW a copy of "Notice of Termination", which gives KW at least forty-five (45) business days prior notice, therefore, affording KW the opportunity, together with KW's counsel to be heard before the Board of
Directors: and (ii) the Board of Directors (after such Notice and opportunity to be heard) adopts a resolution concurred in by not less than two-thirds of all directors of the Company then in office, that in the good faith opinion of the Board of Directors, KW was guilty of conduct set forth and specifying the particulars thereof in detail.

     b)     Termination  by  KW  for  Good  Reason.
            --------------------------------------

          1) KW may terminate his employment for "Good Reason" by giving the Company a "Notice of Termination". Upon such termination, KW shall have the rights described below in sub paragraph (c) of this paragraph 13.

          2) "Good Reason" shall mean, (i) KW being removed as described hereof, except in connection with termination of KW's employment by the Company for Cause or Disability, or by KW without Good Reason; the assignment to KW, without his express written consent of any duties other than those permitted, the failure of the Company to obtain the assumption and agreement to perform this agreement by any successor as contemplated, repudiation by the Company of any obligations of the Company, the delivery of a "Notice of Termination" by the Company, except that the delivery of such Notice shall be retroactively deemed not to constitute Good Reason if within sixty (60) days after the Board of Directors shall make the determination (after the opportunity to be heard provided for therein) and such determination is not thereafter reversed by a arbitration decision or final judgment of a Court of competent jurisdiction, and
(ii), substantially all of the Company's assets or stock being purchased by another entity, with or without the permission of KW, then for a period of 180 days, KW may elect to Terminate his position pursuant to this provision, and enforce all rights and obligations of this Agreement.

     c)     KW's Rights Upon Certain Terminations.     If the Company terminates
            -------------------------------------
KW's employment hereunder, otherwise than for Cause, or if KW terminates his employment for Good Reason:

          1) The Company shall continue to pay KW his full base compensation at the rate in effect on the Date of Termination for the period (the "Post Termination Period") from the Date of Termination until the end of the term of this Agreement. Notwithstanding anything to the contrary, which may be contained herein, if KW shall have died prior to the termination of this agreement, then, and in such event, such payment of KW's full base compensation shall cease as of the time of death;

          2) KW shall be entitled to the full amount which would have been due him under any bonus or profit sharing plan, or similar arrangement, in which he was participating prior to the "Date of Termination", for the full term of this Agreement, without any proration or reduction, because of KW not being employed during the full term;

          3) KW shall also be entitled to the full amount of any contingent compensation benefit, which would have become vested, had his employment continued;

          4) The Company shall also pay to KW an amount equal to all legal fees and expenses incurred by KW as a result of such termination, including all fees and expenses, if any, incurred in contesting or disputing any such determination or seeking to obtain, or enforce, or retain any right or benefit provided by this Agreement. These payments shall be made promptly on a quarterly basis as submitted by KW;

          5) The Company shall maintain in full force and effect for KW's continued benefits (throughout the "Post-Termination Period"), all life and health insurance and other benefits plans in which KW was entitled to participate immediately prior to the "Date of Termination," provided that KW's continued participation is possible under the general terms and conditions of such plans. If KW's participation is any such plan is barred for any reason whatsoever, the Company shall arrange to provide KW with benefits substantially similar to those which he is entitled to receive under such plan until the expiration of the term of this Agreement; and

          6) KW shall not be required to mitigate the amount of any payment provided for in this Paragraph by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph be reduced by any compensation earned by KW in any manner after the "Date of Termination".

14.     Notice  of Termination.     Any purported termination of KW's employment
        ----------------------
shall be communicated by written "Notice of Termination" from one party to the other party hereto. For the purposes of this Agreement a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of KW's employment, under the provision so indicated. No purported termination by the Company of KW's employment shall be effective if it is not effected pursuant to a "Notice of Termination" satisfying the requirements of this Paragraph.

15.     Date  of  Termination.     "Date  of Termination" shall mean the date on
        ---------------------
which  a  "Notice  of  Termination"  is  given.

16.     Successors;  Binding  Agreement.
        -------------------------------

          a) The Company shall require any purchaser of all the business of the Company, by agreement or form and substance satisfactory to KW, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform, if no such purchase had taken place. As used in this Agreement, "Company" shall mean the Company as hereinafter defined, and any successor to its business, or assets, which executes becomes bound by all the terms and provisions of this Agreement by operation of law.

          b) This Agreement shall inure to the benefit of and to be enforceable by KW's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legates. If KW should die while any amount would still be payable to him hereunder if KW had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement with the terms of this Agreement to KW's devisee, legatee or other designee, or if there be no designee, to his estate.

17.     Arbitration.     KW  shall have the right to submit any determination by
        -----------
the Board of Directors terminating his employment for Cause, or any other dispute hereunder, to Arbitration by a single arbitrator under the rules of the America Arbitration Association in the City of New York or Nassau or Suffolk County. Any award in such arbitration may be enforced in any Court of competent jurisdiction.

18.     Governing Law.     This Agreement is being delivered in the State of New
        -------------
York and shall be construed and enforced in accordance with the Laws of the State of New York, irrespective of the state of Incorporation of the Company and the place of domicile of KW. KW consents to the jurisdiction of the Courts of the State of New York.

19.     Remedies  on Breach.     Any remedies on breach of this Agreement are to
        -------------------
be  determined  exclusively  through  arbitration as discussed in the Agreement.

20.     Prohibition  Against  Assignment.     Except  as  herein above otherwise
        --------------------------------
expressly provided, KW agrees on behalf of himself and of his executors and administrators, heirs, legates, distributees, and any other person, or persons claiming benefits under him by virtue of this Agreement and the rights, interests and benefits hereunder, shall not be assigned, transferred, pledged or hypothecated in any way by KW or any executor, administrator, heir, legatee, distrubutee or other persons claiming under KW by virtue of the Agreement and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other dispositions of this Agreement of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon shall be null and void and without effect.

21.     Miscellaneous  Provisions.     The  Company  is  in the formative stage,
        -------------------------
which the parties recognize. The parties also recognize the cash flow position of the Company. They therefore agree that the Company may only pay a percentage of the fee on a weekly basis, until such time such funds are available, at which time the balance will be paid. This determination shall be made by KW, in consultation with the Board of Directors.

22.     Final  Agreement.     This  Agreement  represents  the  Final  Agreement
        -----------------
between the parties and supercedes all previously executed Agreements and all verbal representations made by any of the parties or their agents or their employees.

23.     Changes.     The  parties  agree  that  no  changes will be made to this
        --------
executed Agreement except in writing, initialed by both parties and attached to this document.

     This Agreement has been approved by the Board of Directors, as indicated by their respective signatures. This Agreement has been approved by KW, as indicated by his signature.

     In Witness Whereof, the parties have executed this Agreement as of the 1st Day of November, 2002.

Dated  as  of  the  date  first  indicated  above  and  is  agreed  to  By:


Humana  Trans  Services  Group,  Inc.                    Kevin  Whitmore

By:  _________________________                    _____________________
For  the  Board  of  Directors


______________________
     Director

______________________
     Director